Filed Pursuant to Rule 433

Registration No. 333-123311

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Investment

Solutions

Structured Products Overview

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Investing in structured products entails a number of risks, including fluctuations in market value due to interrelated factors such as changes in interest rates and in the value and volatility of an underlying asset; issuer credit and default risk; limited liquidity; and the implications of how particular structured products are treated for tax purposes. Additionally, certain structured products may have limitations on appreciation potential, while others may be subject to issuer call provisions and are therefore subject to reinvestment risk. Please review carefully the section entitled “Risk Factors” beginning on page 13 of this Overview for a discussion of these risks. Before investing in any structured product, you should also carefully read the prospectus for that structured product for more complete information on the risks and costs of investing in that structured product, as well as the potential conflicts of interest that could arise as a result of the fact that Wachovia may play various roles in connection with that structured product.

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Structured Products Overview

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Tailored Solutions

Structured products are investment solutions tailored to meet specific investment needs that typically cannot be met by standardized financial instruments available in today’s financial market-place. In broad terms, structured products are securities or other investment products whose performance is based on a reference asset, market measure or investment strategy. Reference assets and market measures may include single equity or debt securities, indices, commodities, interest rates and/or foreign currencies, as well as baskets of these reference assets or market measures. These reference assets and market measures represent a number of investment variables, and structured products allow investors to express a view on these variables or protect their assets against movements in these variables in order to manage risk or optimize an investment view.

Similar to other well-known market instruments such as convertible bonds, many structured products are hybrid securities. That is, they often combine characteristics of different investment classes, such as debt and equity, or debt and commodities. Structured products can be issued in various forms, including publicly offered and privately placed debt securities, publicly offered and privately placed pooled investments (such as closed-end funds and trusts) and as certificates of deposit. Structured products can either be listed on securities exchanges or traded in over-the-counter secondary markets.

Participation by individual investors in structured product offerings has experienced significant growth. The growth in this market segment is largely due to increased investor demand for tailored investments to address specific needs which traditional investment products have not been able to meet. Over the past decade, structured products have matured into many diversified strategies, achieving a wide range of risk and return profiles. These strategies include principal-protected and principal-at-risk investments linked to a range of underlying assets and market measures. As more investors seek exposure to non-traditional asset classes such as international equities and debt, commodities and currencies — the use of structured products as a vehicle to access these asset classes has grown significantly. This Overview is intended to provide a general introduction to the structured products Wachovia offers, and to provide information about the structured products market generally.

This Overview is not an offer to purchase or sell a specific structured product. Any offer to purchase or sell a specific structured product will be made by a prospectus and prospectus supplement only.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement, any related prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and the particular offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-888-215-4145.

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Cutting New Investment Patterns

Wachovia’s structured products offer investment opportunities to institutional and individual investors that may have been previously unavailable or inaccessible to those investors.

Potential for Enhanced Risk-Adjusted Returns Structured products may complement a portfolio by providing performance characteristics of multiple asset classes within a single investment. Many structured products also have a dynamic quality. For example, a principal protected note linked to an index typically performs more like the underlying index as the index increases in value. On the other hand, it will perform more like debt as the index decreases in value. Used appropriately, adding structured products to a well-diversified portfolio may help decrease overall portfolio volatility, while offering the opportunity to enhance overall portfolio returns, on an absolute or risk-adjusted basis.

Tailored Risk/Return Profile

Structured products allow investors to tailor the risk/return profile of underlying investments in order to better express investment views, such as to enhance expected performance or hedge risks related to individual securities or commodities, interest rates, currencies, inflation and other investments or market measures. For example, certain structured products are designed to outperform their underlying assets in modest growth environments. Other structured products are designed to produce positive returns in the event of a decline of the underlying asset. Yet other strategies are designed to hedge against risk of loss of an underlying asset.

Access to Unique Investment Strategies

Certain structured products are designed to enable investors to obtain exposure to various investment strategies and markets, such as commodities and international equities (with or without currency protection), that may not be readily available through traditional investments. Investors may be reluctant to implement these trading or investment strategies directly due to their high costs, overall complexity or time-consuming nature. Structured products may allow individual investors to take advantage of cost efficiencies and economies of scale.

Access to New Return Profiles

Structured products often incorporate return profiles that were previously only available to institutions and high-net- worth individuals through the use of over-the-counter, or privately negotiated, derivative contracts. In this way, Wachovia can effectively facilitate investors’ exposure to these derivative-like pay-offs, a key advantage for investors who cannot participate directly or efficiently in the derivatives market. Moreover, structured products may package the market exposure in a manner that is more appropriate than stand-alone derivatives contacts.

A Note on Suitability

Structured products may not be suitable for all investors. You should consult your financial representative and tax advisor before investing in structured products. In considering an investment in a particular structured product, you should consider your individual financial condition and risk tolerance, as well as the impact of that investment on your overall investment portfolio.

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Wachovia’s Family of Structured Products

Wachovia offers an array of structured products with different risk/reward profiles. Our structured products may generally be categorized in four basic investment strategies: Principal Protection, Enhanced Yield, Enhanced Growth and Access. Each investor must weigh a number of individual factors when determining which instrument might be most appropriate, including risk tolerance, time horizon, market view (i.e., bearish, bullish or neutral) and income needs.

Principal Protection

Investor’s Perspective

Desire exposure (typically bullish) to a reference asset, market measure or investment strategy.

Seeking protection of the principal value of their investment.

From an equity perspective, willing to forgo dividends and some participation in return for protection.

From a fixed-income perspective, willing to forgo income (i.e., coupons) in return for participation in reference asset/ market measure.

Principal protected structured products offer return of principal at maturity. They are suited for investors who seek exposure to a reference asset or market measure, but who also want to protect the principal value of their investment. Such structured products are typically 100 percent principal protected, but they can also be partially principal protected (for example, 90 percent). These products are offered with a variety of maturities and payout structures. At maturity, investors will receive their principal plus a “supplemental payment” that is based on the performance of the underlying reference asset or market measure. In return for receiving principal protection, investors may receive zero or below-market interest and/or give up a portion of the upside exposure to the reference asset or market measure. Additionally, the principal protection is only as strong as the credit quality of the issuer of the structured product.

Product Mechanics

Many principal protected structured products are economically equivalent to a hypothetical zero coupon bond combined with a hypothetical call option on the underlying asset. A call option gives its holder the right, but not the obligation, to purchase an asset at a specified price. The hypothetical zero coupon bond would mature for its par amount, thereby guaranteeing return of principal to the investor. In addition, the hypothetical call option will provide the upside participation in the underlying reference asset or market measure.

* The Asset Return may be calculated as point to point performance, average performance or periodic cap of the performance. The graphs presented in this brochure represent generic hypothetical payouts at maturity and are provided for illustrative purposes only. Each structured product will have a different return at maturity depending upon its specific terms.

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Additional Considerations

Principal protected structured products only protect principal at maturity. The market value of a principal protected structured product between pricing date and maturity will fluctuate and can fall below the original issue price. While a secondary market may exist, investors should generally be prepared to hold the structured product until maturity. Investors who do intend to sell the structured product prior to maturity should understand that the market value of principal protected structured products is influenced by many factors as described in the section entitled “Factors That May Affect the Value of Structured Products” (page 15).

Risk Factors

Investing in principal protected structured products involves risks. Please read the section entitled “Risk Factors” beginning on page 13 of this Overview.

Tax Considerations

Principal protected structured products are generally treated as debt for United States federal income tax purposes. Depending on the payoff characteristics of a particular structured product, it will either be treated as conventional debt or it will be subject to special rules governing “contingent payment debt instruments,” often referred to as “contingent debt.” Most equity-, commodity- and currency-linked principal protected structured products are treated as contingent debt for United States federal income tax purposes.

The holder of a contingent debt instrument will generally be required to pay taxes on ordinary income over the term of the contingent debt instrument based on the issuer’s comparable yield, even though the holder may not receive any interim interest payments. This is the case even if the contingent debt instrument is issued at par. The income that is not actually received is often referred to as “phantom income,” and the investor’s tax basis in the contingent debt instrument is increased by the amount of the phantom income. In addition, even though a contingent debt instrument is linked to an asset that would otherwise give rise to capital gain or loss upon sale, such as stocks or commodities, any gain or loss realized upon sale, early redemption or at maturity of a contingent debt instrument will generally be treated as ordinary income gain or loss, based on the investor’s adjusted tax basis.

Due to the potential complexities of tax treatment and taxreporting requirements, you should consult with your tax advisor or attorney prior to investing in principal protected structured products.

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Enhanced Yield

Investor’s Perspective

Willing to take principal risk (equity- and commodity-linked returns) and/or coupon risk (fixed-income returns). For equity- and commodity-linked returns, have moderate appreciation and/or depreciation expectations for the underlying investment and are willing to forego either some price appreciation (above a specified cap or yield) or all price appreciation in return for yield.

Enhanced yield structured products encompass a number of income-oriented structures which provide higher current yields than could be achieved by investing directly in an equity security, commodity or traditional debt instrument of similar credit quality and maturity. In many of these structures, investors give up some or all potential price appreciation or put their coupon at risk in return for above-market yields.

Equity- and commodity-linked enhanced yield structured products are typically not principal protected. Fixed-income enhanced yield structures are typically fully principal protected at maturity. However, in fixed-income enhanced yield structures, investors will generally place their coupon at risk based on the performance of some market measure, such as an interest rate. In return, if the investor’s view of the market measure is correct, investors will receive an abovemarket yield.

For example, an enhanced yield structured product linked to an underlying common stock may incorporate a capped return or call right. The cap or call right effectively limits the appreciation potential of the structured product, which limitation the investor accepts in exchange for enhanced yield. The structured product would typically pay a coupon that is higher than the current dividend yield on the underlying common stock. In this way, the structured product reallocates the risk/return profile of the underlying common stock by limiting potential upside appreciation in the underlying stock in exchange for a higher current yield than that offered by the underlying common stock. As another example, a coupon bearing fixed income security may be callable at par at the option of the issuer. This call feature generally enhances the yield of such a security; however, investors face reinvestment risk since the issuer may choose to call the instrument (and return the principal proceeds to investors) during a period of low interest rates. Additionally, callable fixed income securities are unlikely to trade in the secondary market at a price that is significantly greater than par, since the issuer maintains the right to redeem the securities at par.

The graphs presented in this brochure represent generic hypothetical payouts at maturity and are provided for illustrative purposes only. Each structured product will have a different return at maturity depending upon its specific terms.

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Product Mechanics

Many equity- and commodity-linked enhanced yield structured products are economically similar to owning the underlying asset and selling “covered” call options on the asset. In a covered call strategy, the investor collects the premium from selling call options in exchange for foregoing upside potential above a certain limit, and the investor’s downside exposure to the asset is cushioned by the level of premium collected from the call options. Many enhanced yield structured products will combine these economics in a single investment.

Additional Considerations

If the total return of the underlying asset exceeds the predetermined yield and/or cap, an enhanced yield structured product will underperform a direct investment in the underlying asset. For example, an enhanced yield structured product with a yield of 10 percent and no upside exposure to the underlying asset will underperform a direct investment in the underlying asset if that asset’s return, including dividends, if any, exceeds 10 percent.

The secondary market value of structured products can be impacted by a number of factors. Investors who do intend to sell a structured product prior to maturity should understand that the market value of enhanced yield structured products is influenced by many factors as described in the section entitled “Factors That May Affect the Value of Structured Products” (page 15). In addition, an investment in an enhanced yield structured product is not the same as a direct investment in the underlying asset.

Risk Factors

Investing in enhanced yield structured products involves risks. Please read the section entitled “Risk Factors” beginning on page 13 of this Overview.

Tax Considerations

The characterization of an enhanced yield structured product for United States federal income tax purposes depends on the characteristics of that product. Principal protected enhanced yield structured products may either be treated as conventional debt or contingent debt for United States federal income tax purposes. Non-principal protected enhanced yield structured products may be characterized either as pre-paid forward contracts or, if the product does not provide participation in the appreciation of an underlying asset, may be split into separate instruments for tax purposes, such as a non-contingent debt instrument and a short put option. Other tax characterizations are also possible. If a structured product is characterized as a pre-paid forward contract, it is likely that the holder will be taxed on any income payments as ordinary income in the year received. If the structured product is split into a non-contingent debt instrument and a short put option, the portion of the income payments attributable to the debt instrument will be taxable as ordinary income in the year received and the portion of the coupon payments attributable to the put option will be deferred.

Due to the potential complexities of tax treatment and tax-reporting requirements, you should consult with your tax advisor or attorney prior to investing in enhanced yield structured products.

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Enhanced Growth

Investor’s Perspective

Moderately bullish (or bearish) on an asset class.

Willing to accept principal risk.

Seeking to enhance returns, typically within a specified range.

Enhanced growth securities can be structured on a variety of underling assets, such as equity securities, equity indices, currencies and commodities. They provide for potential enhanced participation in the movement of their underlying asset, typically within a certain range. That is, the total return available to the investor is typically capped in return for enhanced returns below that cap. Enhanced growth structured products are designed for investors who have a moderately bullish (or bearish) view of an underlying asset and who seek an investment that may enhance moderate positive (or negative) price movements in the underlying asset. Enhanced growth structured products are also designed for investors who are willing to risk their principal, since enhanced growth securities are typically subject to the downside exposure of the underlying asset. For example, while a direct investment in the underlying asset, such as an equity index, provides for 100 percent participation in the price appreciation and depreciation of that asset plus dividends, if any, an investment in an enhanced growth structured product might provide for 200 percent participation in the price appreciation only of the underlying asset (i.e., excluding dividends, if any, paid on that underlying asset) subject to a maximum return or cap and 100 percent participation in the price depreciation of that asset.

Product Mechanics

Enhanced growth structured products are economically equivalent to owning an asset, such as an exchange-traded fund (ETF), a commodity or a bond, and buying and selling a combination of options on that asset or a related asset (such as options on that ETF or on the equity index related to the ETF) or an unrelated asset (such as a bond plus a currency option).

The graphs presented in this brochure represent generic hypothetical payouts at maturity and are provided for illustrative purposes only. Each structured product will have a different return at maturity depending upon its specific terms.

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Additional Considerations

If the performance of the underlying asset including dividends, if any, exceeds the predetermined cap, an enhanced growth structured product linked to that asset will underperform a direct investment in that asset. For example, an enhanced growth structured product with a return capped at 10 percent will underperform a direct investment in the underlying asset if the return on that asset including dividends, if any, is greater than 10 percent. In addition, with respect to an enhanced growth structured product in which downside returns are linked to the downside price return of the underlying asset on a 1-for-1 basis, if the underlying asset has declined at maturity, the enhanced growth structured product will underperform a direct investment in the underlying asset by the amount of dividends, if any, paid on the underlying asset over the term of the enhanced growth structured product.

Several factors and their interrelationship can influence the market value of enhanced growth structured products. Investors who do intend to sell the structured product prior to maturity should understand that the market value of enhanced growth structured products is influenced by many factors as described in the section entitled “Factors That May Affect the Value of Structured Products” (page 15). In addition, an investment in an enhanced growth structured product is not the same as a direct investment in the underlying asset.

Risk Factors

Investing in enhanced growth structured products involves risks. Please read the section entitled “Risk Factors” beginning on page 13 of this Overview.

Tax Considerations

Enhanced growth structured products are generally characterized either as pre-paid forward contracts or as pre-paid derivatives for United States federal income tax purposes. As a result, gain or loss upon sale or at maturity is typically short- or long-term capital gain or loss depending on the investor’s holding period. Other tax characterizations are also possible.

Due to the potential complexities of tax treatment and tax-reporting requirements, you should consult with your tax advisor or attorney prior to investing in enhanced growth structured products.

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Access

Investor’s Perspective

Seeking direct exposure to global markets, industry sectors, investment strategies and/or asset classes that may not be readily available to the investor or may not be available in a cost-efficient manner.

Seeking to invest in a more cost- and sometimes tax-efficient manner.

In general, the primary objective of access structured products is to deliver investment opportunities or strategies that may be cumbersome for investors to implement. Access structured products are designed to provide exposure to global markets, industry sectors, investment strategies and/or asset classes that may not be readily available to investors or that may not be available in a cost-efficient manner. Access structured products may be more cost-efficient alternatives to other investments. In certain cases, access structured products may be more tax-efficient than these conventional investments as well.

Description

Access structured products are typically not principal protected. Although other product categories, such as principal protection, enhanced yield and enhanced growth, may also provide access to investment opportunities or strategies that may be cumbersome for investors to implement, access structured products can be thought of as those structured products that do not easily fit within those product categories. Following are two examples to illustrate different types of access structured products.

Examples

Relative value: In general, it is difficult for individual investors to gain efficient access to certain investment strategies, such as relative performance (i.e, long/short) strategies. Investors who want to take advantage of the relative pricing discrepancies between two market segments or sectors can invest in a structured product linked to the relative performance of the two sectors. For example, if they believe that small cap companies are overvalued relative to large cap companies, they can invest in a structured product that pays a fixed coupon plus the relative performance of large cap stock index versus a small cap stock index. This access structured product would not be principal protected. This access structured product would avoid the administrative complexity of, and may reduce the cost of, implementing this investment strategy directly.

Commodity exposure: In general, it is difficult for many individual investors to gain access to direct commodity exposure since futures contracts are the most common form of commodity investments. Some investors invest in the common stock of companies engaged in commodity-

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related activities, but these equity investments may not perform in a manner consistent with the price movements of the commodities themselves. Commodity-linked structured products can provide an efficient way for investors to add commodity exposure to their portfolios. For example, a structured product may provide returns linked to a basket of commodities, or to a commodity index that replicates a strategy of investing in commodities futures contracts. Commodity-linked structured products may also incorporate features of our other investment strategies, such as principal protection.

Additional Considerations

Investors who do intend to sell a structured product prior to maturity should understand that the market value of access structured products is influenced by many factors as described in the section entitled “Factors That May Affect the Value of Structured Products” (page 15). Because access structured products typically lack principal protection and may be linked to more volatile assets, access structured products may present more risk to investors than other types of structured products.

Risk Factors

Investing in access structured products involves risks. Please read the section entitled “Risk Factors” beginning on page 13 of this Overview.

Tax Considerations

Access structured products that are non-principal protected are generally characterized either as pre-paid forward contracts or as pre-paid derivatives for United States federal income tax purposes. As a result, gain or loss upon sale or at maturity is typically short- or long-term capital gain or loss depending on the investor’s holding period. If an access structured product pays current income and is characterized as a pre-paid forward contract, it is likely that the holder will be taxed on any income payments as ordinary income in the year received.

Due to the potential complexities of tax treatment and tax-reporting requirements, you should consult with your tax advisor or attorney prior to investing in access structured products.

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Wachovia’s STRATS Program

Through its STRATSSM (Structured Repackaged Asset- Backed Trust Certificates) platform, Wachovia provides access to the corporate bond market by repackaging existing debt securities (primarily traded in the institutional market) into $25 par amount, NYSE-listed notes that are more accessible to preferred stock and retail note investors. As “synthetic” preferred securities, STRATS certificates allow investors to gain exposure to corporate issuers who do not traditionally issue preferred securities directly. Since the traditional universe of issuers in the preferred securities market is relatively small, this synthetic format can be an advantage for investors seeking issuer and industry diversification. In this sense, STRATS can be considered an access product, but STRATS certificates typically incorporate multiple investment strategies. For example, STRATS certificates are typically principal protected, and they may also incorporate features such as issuer call rights and/or coupon caps that serve to enhance the yield paid to investors.

Forms of Issuance

Wachovia offers structured products in a variety of forms, which provides flexibility to our investors and allows us to choose a format which tailors the risk/return characteristics of each offering:

1. Issuance by Wachovia. Structured products are often issued as debt obligations of Wachovia Corporation. The payments under these structured products are obligations of Wachovia Corporation issuing entity. Any principal protection or other payments are subject to Wachovia Corporation’s general creditworthiness and its ability to meet its obligations.

2. Third-Party Issuance. Wachovia also underwrites structured products for third party issuers that are unaffiliated with Wachovia. There is a range of possible issuers, including domestic corporations, government sponsored enterprises (GSEs) and international corporate and supranational entities. Similar to debt securities issued by Wachovia, these structured products are obligations of the issuer of the security.

3. Trust/Fund. In addition to hybrid debt securities, structured products can be offered in the form of various types of funds and special purpose vehicles, including the STRATS program discussed above.

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Risk Fators

Following are some of the most significant risks associated with investing in structured products. The list is not exhaustive. Particular structured products may involve other risks that will be disclosed in the prospectus and any prospectus supplement for those products.

Potential Loss of Principal. An investor may lose money investing in structured products. Structured products are typically medium-term investments (terms ranging from one to 10 years) and, with limited exceptions, are suitable only for clients who are able to hold the investment until maturity. Some structured products are principal protected at maturity, others are not. For structured products that are not principal protected, an investor may be subject to risk of loss of some or all of the principal amount of those products. For a fully principal protected structured product, an investor will be entitled to the return of the full principal amount only if the investor holds the structured product to maturity (or the call date if the structured product is callable at par or higher). Between purchase date and maturity, the market value (that is, the amount an investor would receive if he or she sold or redeemed the investment) of a structured product may fluctuate substantially. If an investor sells a structured product before maturity, the price may be less than the original invested amount, regardless of whether the structured product is principal protected or non-principal protected.

Market Prices May Fluctuate Based on Unpredictable Factors. The market value of structured products will be affected by unpredictable factors that interrelate in complex ways. These factors may include, but are not limited to, the price or level of the underlying asset, the volatility of the underlying asset, interest rates, dividend rates, the issuer’s creditworthiness, time remaining to maturity and geopolitical conditions. Apart from these, there are many other factors that may affect the market value of structured products. The past performance of any of these factors is not indicative of future results.

Credit Risk. Many structured products are issued in the form of unsecured debt. Therefore, investors are subject to the credit risk and default risk of the issuer. If the issuer of a structured product defaults on its obligation, investors will receive significantly less than the principal amount of the structured product, even if the product is principal protected. Appreciation Potential May be Limited. The appreciation potential of certain structured products may be limited by an issuer’s call right, a pre-defined maximum payment or a capped value at maturity.

Call Rights May Affect Value. Some structured products allow the issuer to redeem or “call” the structured product at its sole discretion. These structured products are referred to as being “callable.” On predetermined dates, the issuer can choose to redeem the structured product prior to maturity and pay a stated call price. The call price may be more, less or equal to the par amount of the structured product, and may or may not include accrued but unpaid interest, if any. Typically, the issuer will call a structured product when it is economically advantageous to do so, for example, because the issuer can borrow at a lower rate or because an underlying asset has appreciated sufficiently. If a structured product is called, investors may not be able to reinvest their money at the same rate as the rate of return provided by the structured product that was called. This risk is referred to as “reinvestment risk.” Non-callable structured products may not be called by the issuer prior to maturity.

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Risk Factors continued

Value at Maturity/Call Date. In many structured products, the value paid to the investor at maturity or specified call date is calculated by the market value of the underlying asset or market measure as of the valuation date, as detailed in the offering documentation. There may be significant fluctuations of the market value between the trade date and the specified valuation date; however, it is the value as of the valuation date that will determine the payout to the investor at maturity/call date.

Interest Payments. Although many structured products are issued in the form of debt securities, there may or may not be periodic interest payments on certain structured products. In some cases, the interest rate may fluctuate, be reduced or suspended upon the occurrence of specified events. The yield may be lower than on other investments. An investment in a structured product may not reflect the full opportunity cost to the investor when factors that affect the time value of money are taken into account. In certain cases where there is a significant rise in interest rates, a coupon cap embedded into a structured product could negatively affect the market value of the securities.

Liquidity. Structured products may or may not be listed on a securities exchange. Even if a structured product is listed on a securities exchange, there is no assurance that a liquid trading market will develop for that structured product. Wachovia intends to make a market in the securities it underwrites, regardless of whether they are exchange listed. However, Wachovia has no obligation to make a market and can cease market making activities at any time. Structured products are likely to be less liquid than traditional fixed income and equity securities, and will trade with wider bid-offer spreads. As such, certain structures may not be suitable for investors who prefer to trade in and out of securities frequently.

Potential Conflicts of Interest. Potential conflicts of interest could arise in respect of structured products for which affiliated Wachovia entities perform multiple roles in connection with those structured products. For example, Wachovia-related entities could be the issuer, the calculation agent and/or the hedge provider for a structured product, in which case potential conflicts of interest could arise that could potentially affect the value of the structured product.

Costs of Investing in Structured Products. As with other underwritten securities offerings, the offering price for structured products includes underwriting discounts and commissions that are paid to the lead underwriters and agents as compensation for managing and distributing the securities and for incurring underwriting liability. For publicly registered offerings, the total amount of discounts and commissions is disclosed on the cover page of the prospectus. In addition, the issue price of a structured product takes into account the cost of hedging that structured product, which includes the expected profit related to hedging that structured product. As a result, assuming no change in market conditions or other relevant factors affecting a structured product, secondary market prices will likely be lower than the original issue price because the original issue price included, and secondary market prices

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are likely to exclude, commissions paid with respect to the structured product, as well as the projected profit included in the cost of hedging the issuer’s obligations under the structured product. If the investor sells a structured product prior to maturity, the value of the structured product may be less than the initial issue price.

Tax Treatment of Many Structured Products is Potentially Complex and May be Uncertain. In addition, the tax treatment of an investment in many structured products may differ from the tax treatment of an investment in traditional investments, such as conventional debt securities or common stock. Also, the timing and the character of income payments, as well as amounts received upon sale, exchange, redemption or at maturity may differ from the timing and character of equivalent payments on more conventional investments, including the assets to which a structured product may be linked. Neither Wachovia Securities nor any of its affiliates, nor the Financial Advisors can offer tax advice. Due to the potential complexities of tax treatment and tax-reporting requirements, you should consult with your tax advisor or attorney prior to investing in principal protected structured products.

Factors That May Affect the Value of Structured Products

The value of structured products in the secondary market is affected by a number of factors that interrelate in complex ways. Following are some of the most significant factors that may affect the value of structured products. The list is not exhaustive. Factors that may affect the value of a particular structured product will be disclosed in the prospectus for that product.

Price or level of the underlying. The value of a structured product will tend to fluctuate with the price or level of the underlying reference asset or market measure.

Interest rates. Changes in interest rates are likely to affect the value of structured products in complex ways. In particular, for principal protected structured products, since much of the value of those products is comprised of a hypothetical zero coupon debt instrument, a rise in interest rates will negatively impact the market value of those products, assuming all other factors remain unchanged.

Volatility of the underlying. The volatility of a reference asset or market measure underlying a structured product affects the market value of that structured product in complex ways. The volatility of a reference asset or market measure has a significant impact on the value of options on that reference asset or market measure. Consequently, since many structured products incorporate options on reference assets or market measures, the volatility of a reference asset or market measure underlying a structured product has a significant impact on the value of that structured product.

Dividend rates. Changes in the dividend rates of a stock or stocks (whether in a basket of stocks or in an equity index) underlying a structured product are likely to affect the value of that structured product in complex ways.

Credit quality. Structured products are typically issued in the form of debt obligations, including structured products that are not principal protected. As a result, structured products are subject to the ability of the issuer to meet its obligations. Changes in the creditworthiness of the issuer are likely to affect the value of any structured product.

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Measuring Up

Wachovia is a market leader in the development, execution and distribution of structured products. By combining one of the largest retail brokerage networks in the United States with market-leading institutional structuring and distribution capabilities, Wachovia’s comprehensive platform has the flexibility and intelligence to respond quickly to today’s demanding marketplace. And, with significant resources dedicated to the structured products arena, Wachovia is a leader in cutting-edge structured product development.

A Note for Clients of Wachovia Securities

Investment products and services are offered through Wachovia Securities, the trade name used by two separate, registered broker-dealers and non-bank affiliates of Wachovia Corporation: Wachovia Securities, LLC, member NYSE/SIPC, and Wachovia Securities Financial Network, LLC, member NASD/SIPC. For helping you invest in the most appropriate structured products, Wachovia Securities and your Financial Advisor are compensated in ways that vary depending on the selected investment. For most purchases of structured products, your Financial Advisor will receive a portion of the commission or markup received by Wachovia Securities in connection with those transactions.

In most cases, a Financial Advisor’s compensation is based on the dollar amount purchased or sold. In certain fee-based accounts, a Financial Advisor’s compensation is based on a percentage of assets in the account, rather than on the concession as mentioned above.

The compensation formula that determines the amount of payment to your Financial Advisor is generally the same for all structured products. Within the Investment Services Group (the division that operates in Wachovia Financial Centers), a Licensed Financial Specialist (LFS) may refer you to a Financial Advisor, as they generally work as a team. In this case, the LFS will be compensated through a referral arrangement with the Financial Advisor.

In addition, affiliates of Wachovia Securities may receive compensation in connection with their roles in the creation, distribution and hedging of, as well as making a market in, structured products. As mentioned above, affiliates of Wachovia Securities, such as Wachovia Bank, National Association, will frequently act as the hedging counterparty for the issuer of structured products, whether the issuer is Wachovia Corporation, a third party issuer, or a trust or fund vehicle. These affiliates, including Wachovia Bank, expect to earn a profit from their hedging activities. Any hedging transaction is required to be entered into at a fair price. That is, it must be priced in good faith; on an arm’s length, commercially reasonable basis; and in accordance with pricing methods and models and procedures used in the ordinary course of business for pricing similar transactions. Also, Wachovia Capital Markets, LLC is actively involved in the creation of structured products and receives compensation for underwriting structured products, and may receive compensation for making a market in structured products in the form of bid-offer spreads. Wachovia Securities and Wachovia Capital Markets are separate broker-dealers and non-bank affiliates owned by Wachovia Corporation. Wachovia Bank is a bank affiliate of Wachovia Securities owned by Wachovia Corporation.

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Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries, including Wachovia Capital Markets, LLC, member NYSE, NASD, and SIPC.

SECURITIES AND INURANCE PRODUCTS:

ARE NOT INSURED BY FDIC

OR ANY FEDERAL GOVERMENT AGENCY

MAY LOSE VALUE

ARE NOT DEPOSIT OF OR GURARANTEED BY THE BANK OR ANY BANK AFFILIATE

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